Exhibit 99.1

March 15, 2016

Via Hand-Delivery

Mr. Juan Otero

Subject: Transition and Separation Agreement

Dear Juan:

This correspondence serves as confirmation of your notice of resignation as Energy Recovery Inc.’s (“Energy Recovery” or the “Company”) General Counsel, Chief Compliance Officer and Corporate Secretary, effective March 15, 2016 (the “Separation Date”).

Further, given your past employment and contributions, the Company and you (the “Parties”) desire to end the employment relationship in a positive and constructive manner, without any disagreements or disputes, and, thus, the Parties have agreed on the following terms concerning your separation in this Transition and Separation Agreement. Accordingly, in consideration of the mutual promises, covenants and agreements herein contained, the adequacy and sufficiency of which are hereby acknowledged and confessed, the undersigned parties do hereby agree as follows:

1.	Severance:

You will receive salary continuation benefits (“Severance”) during a twelve (12) month transition period beginning March 15, 2016 (the “Transition Period”). The Severance shall be paid in consecutive bi-weekly installments when the Company normally issues its payroll checks. Notwithstanding the duration of the Transition Period, the Severance will begin on the first regular payroll date following expiration of the Revocation Period specified in the Release Agreement referenced in Paragraph 9 of this Agreement (without you revoking the Release Agreement) or your compliance with Paragraph 3 of this Agreement, whichever shall occur later, but in all cases will equal in gross twelve (12) months of paid salary at your present rate as of the Separation Date. Severance payments are subject to normal withholdings for taxes and applicable deductions, including your regular portion of medical benefits deductions and other customary deductions. Severance payments will continue to be made by automatic deposit to your designated bank account.

1717 Doolittle Drive San Leandro California 94577 United States	Office: +1.510.303.3691 Fax: +1.510.943.3778 info@energyrecovery.com energyrecovery.com

Juan Otero

Transition

and Separation Agreement

Page - 2

2.	Transition Period

During the Transition Period, you will make yourself readily available to support the needs of the Company as necessary by:

●

Providing complete access to you and full cooperation with any internal investigation or administrative or judicial proceeding regarding information of which the Company believes you have material information or knowledge.

●	Providing complete access and full cooperation with Company’s auditors or related to other reporting obligations for which the Company believes you may have material information or knowledge.

●

You will not hold yourself out as an employee or agent of Company, participate in calls or meetings with employees, current or potential customers, current or potential investors, press or others unless expressly authorized to do so in writing by the Company’s CEO or Chairman of the Board.

3.	Return of Property

You consent to and will return to the Company all of its property, without retaining or forwarding copies (actual or electronically stored), including, but not limited to, cellular telephones (immediately), laptop(s) (immediately), iPad(s) (immediately), keys (immediately), parking passes (immediately), credit cards (immediately), and any and all financial data, computer files, computer hardware, computer software and related materials, back-up tapes, records, notes, documents, forms, manuals, instructions, lists, programs, or other electronic, written or printed material (including any and all copies made at any time whatsoever) in your possession or control which pertain to the business of the Company or any other item which constitutes property of the Company. Unless designated “immediately,” which shall be returned on March 15, 2016, you agree to return such property no later than April 5, 2016. You agree not to retain any such property in any form, and not to provide copies of such property to any other person.

4.	Unused Accrued PTO Hours

Company will pay you your unused Paid Time Off (“PTO”) as of January 11, 2016, consistent with California law on March 15, 2016.

5.	Medical and Health Benefits

Company will pay the Company’s portion of your health insurance premium payments in effect as of the Separation Date, and the employee’s portion will be withheld from your Severance payments, through the Transition Period. The Company then will cause to be issued a notice pertaining to your eligibility for continued benefits thereafter pursuant to the Consolidated Omnibus Budget Reconciliation Act, as amended, 29 U.S.C. § 623 et seq. (“COBRA”). If you wish to maintain COBRA coverage, you shall be responsible for making the full premium payments pursuant to COBRA.

1717 Doolittle Drive San Leandro California 94577 United States	Office: +1.510.303.3691 Fax: +1.510.943.3778 info@energyrecovery.com energyrecovery.com

Juan Otero

Transition

and Separation Agreement

Page - 3

6.	Stock Option Grants

Options previously granted to you will continue to vest consistent with the 2008 Plan and the Stock Option Agreement for a period of twelve (12) months from the Separation Date, which shall be March 14, 2016, after which you will have ninety (90) days in which to exercise any vested options. After ninety (90) days, any vested but unexercised options will be forfeited.

7.	Non-Disparagement

You will not now or at any time in the future make any derogatory or disparaging comments about Energy Recovery including as it relates to the Company, its past or present officers, directors, managers or employees, products or solution offerings. The foregoing shall not be violated by truthful statements in connection with: required internal investigations; cooperation with Company auditors; or governmental testimony or filings, or judicial, administrative or arbitral proceedings when compelled to do so by subpoena, regulation or court order.

8.	Confidential Information and Attorney-Client/Work-Product Privileged Information

You acknowledge that, during your employment, you have obtained confidential and proprietary information about the Company or its clients, some of which rises to the level of trade secret information, including but not limited to the following: (i) Company products, plans, designs, drawings, software, developments, improvements, and methods of operation, (ii) Company product specifications, data, know-how, formulae, processes, designs, inventions, and ideas, (iii) Company marketing plans and strategies, business plans, and related information, (iv) the business relationships between Company and its vendors, suppliers, and the persons and entities with whom and with which Company has contacted; (v) Company financial information, including profit performance and financial requirements, as well as the salaries and terms of compensation of other employees; (vi) past, current, and planned Company research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, vendor and supplier lists, pricing information, manuals, computer software and databases, computer systems, structures, and architectures, (vii) confidential information of companies or persons other than Company given to Company under an agreement or understanding prohibiting its disclosure, and (viii) all other confidential information of, about, or concerning Company or its clients (collectively, “Confidential Information”). You agree not to use or disclose any such Confidential Information unless required by subpoena, court or administrative order or process, and that you will first give the Company written notice of such subpoena, court or administrative order or process with reasonable advance notice to permit the Company to oppose the same if it chooses to do so.

Notwithstanding the foregoing, nothing herein should be construed as a waiver by the Company of the attorney-client or work-product privileges applicable to information obtained by you during your employment. The Company hereby asserts such privileges, does not give its consent to you to waive such privileges, and you agree to give the Company written notice of any subpoena, court or administrative order or process which calls for you to disclose information which could be privileged with reasonable advance notice to permit the Company to oppose the same if it chooses to do so.

1717 Doolittle Drive San Leandro California 94577 United States	Office: +1.510.303.3691 Fax: +1.510.943.3778 info@energyrecovery.com energyrecovery.com

Juan Otero

Transition

and Separation Agreement

Page - 4

9.	Release

To be entitled to the Severance and other benefits offered by Company herein, and in order for this Agreement to be effective, you must execute the Release Agreement, attached hereto as Exhibit A for your review. Upon execution of the Release Agreement, this Transition and Separation Agreement will be incorporated by reference into the Release Agreement.

10.	Governing Law

This Transition and Separation Agreement as well as the Release Agreement shall be governed construed, and enforced in accordance with the laws of the State of California, without regard to its conflict of laws rules.

Please return the executed Transition and Separation Agreement and Release Agreement to my attention by no later than April 5, 2016. If you fail to execute and return the Transition and Separation Agreement and Release Agreement by April 5, 2016, the Company shall be under no obligation to provide the consideration promised herein, including the Severance, benefits continuation, and additional vesting period.

Sincerely,

/s/ Andrew B. Stroud, Jr.
Andrew B. Stroud, Jr.
Vice President, Human Resources
Energy Recovery, Inc.

Acknowledged and agreed:

/s/ Juan Otero
Juan Otero

1717 Doolittle Drive San Leandro California 94577 United States	Office: +1.510.303.3691 Fax: +1.510.943.3778 info@energyrecovery.com energyrecovery.com